     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON April 30, 2002

                                                     REGISTRATION NO. 333-______
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                              ---------------------
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                              ---------------------
                                  PREMCOR INC.
             (Exact name of Registrant as specified in its charter)

            DELAWARE                                     43-1851087
  (State or other jurisdiction                        (I.R.S. Employer
of incorporation or organization)                  Identification Number)

                        1700 E. PUTNAM AVENUE, SUITE 500
                             OLD GREENWICH, CT 06870
               (Address of principal executive offices) (zip code)

                 PREMCOR INC. 2002 SPECIAL STOCK INCENTIVE PLAN
                     PREMCOR INC. 2002 EQUITY INCENTIVE PLAN
                     PREMCOR INC. 1999 STOCK INCENTIVE PLAN
 EMPLOYMENT AGREEMENT, DATED AS OF JANUARY 30, 2002, BETWEEN PREMCOR INC. AND THOMAS D. O'MALLEY
 LETTER AGREEMENT, DATED AS OF FEBRUARY 1, 2002, BETWEEN PREMCOR INC. AND WILKES MCCLAVE III
 LETTER AGREEMENT, DATED AS OF FEBRUARY 1, 2002, BETWEEN PREMCOR INC. AND JEFFERSON F. ALLEN
                            (Full title of the plan)

                              ---------------------

                              JEFFRY N. QUINN, ESQ.
                                  PREMCOR INC.
                        1700 E. PUTNAM AVENUE, SUITE 500
                             OLD GREENWICH, CT 06870
                     (Name and address of agent for service)
                                 (203) 637-4877
          (Telephone number, including area code, of agent for service)

                                   COPIES TO:
                              EDWARD P. TOLLEY III
                           SIMPSON THACHER & BARTLETT
                              425 LEXINGTON AVENUE
                          NEW YORK, NEW YORK 10017-3954
                                 (212) 455-2000

                              ---------------------

This Registration Statement shall become effective immediately upon filing with the Securities and Exchange Commission in accordance with Section 8(a) of the
                Securities Act of 1933 and Rule 462 thereunder.

                                                 CALCULATION OF REGISTRATION FEE
===============================================================================================================================
                                                                             PROPOSED          PROPOSED
                                                                             MAXIMUM            MAXIMUM          AMOUNT OF
                                                         AMOUNT TO BE     OFFERING PRICE       AGGREGATE        REGISTRATION
        TITLE OF SECURITIES TO BE REGISTERED              REGISTERED        PER SHARE       OFFERING PRICE        FEE (1)
-------------------------------------------------------------------------------------------------------------------------------
Common stock, par value $0.01 (2)                    5,519,850 shares (3)     $13.21          $72,917,219          $6,708


Common stock, par value $0.01 (2)                    1,595,400 shares (3)       $24            38,289,600           3,523

Common stock, par value $0.01                          850,000 shares (4)      $22.5           19,125,000           1,760

Total:                                               7,965,250 shares                        $130,331,819         $11,911
===============================================================================================================================



(1) Pursuant to Rule 457(h)(1) and Rule 457(c) under the Securities Act of 1933, as amended, the proposed maximum offering price per share, the proposed maximum aggregate offering price and the amount of registration fee have been computed as follows: (a) with respect to 5,519,850 shares of common stock as to which outstanding options were granted prior to the date of this Registration Statement, the registration fee is based on the weighted average exercise price per share of $13.21, (b) with respect to the 1,595,400 shares of common stock to which options have not yet been granted prior to the date of this Registration Statement the price per share was based on $24 and (c) with respect to the balance of the shares to be issued to certain officers and directors, the price was based on a $22.50, which is the price paid by those individuals in the offering, which equals the initial public offering price less the underwriting discount.

(2) This Registration Statement shall also cover any additional shares of common stock which become issuable under any of the plans referred to herein by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration which results in an increase in the number of the outstanding shares of common stock.

(3) Represents 3,400,000 reserved for issuance under the Premcor Inc. 2002 Special Stock Incentive Plan; 1,500,000 shares reserved for issuance under the Premcor Inc. 2002 Equity Incentive Plan; and 2,215,250 shares reserved for issuance pursuant to the Premcor Inc. 1999 Stock Incentive Plan.

(4) Represents 850,000 shares to be sold to certain officers and directors pursuant to an employment agreement, dated as of January 30, 2002 of Thomas
     D. O'Malley, Letter Agreement, dated as of February 1, 2002 between Premcor Inc. and Wilkes McClave III and Letter Agreement, dated as of February 1, 2002, between Premcor Inc. and Jefferson F. Allen.

                                     PART I

ITEM 1. PLAN INFORMATION

         Not required to be filed with this Registration Statement.

ITEM 2. REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION

         Not required to be filed with this Registration Statement.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     Premcor Inc. (the "Registrant") hereby incorporates by reference into this Registration Statement:

     (a) The Registrant's Prospectus filed on April 30, 2001 pursuant to Rule 424(b) of the Securities Act of 1933, as amended (the "Securities Act"), which contains audited financial statements for the Registrant's latest fiscal year for which such statements have been filed. (File No. 333-70314)

     (b)  None.

     (c) The description of the Registrant's capital stock contained in the Registrant's Registration Statement on Form 8-A filed with the Commission under Section 12 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), as it became effective on April 29, 2002. (File No. 001-16827)

     All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement indicating that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.



ITEM 4. DESCRIPTION OF SECURITIES

         See Item 3(c) above.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL

         Not applicable.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Section 145 of the Delaware General Corporation Law provides that a corporation may indemnify directors and officers as well as other employees and individuals against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with any threatened, pending or completed actions, suits or proceedings in which such person is made a party by reason of such person being or having been a director, officer, employee or agent to the Registrant. The Delaware General Corporation Law provides that Section 145 is not exclusive of other rights to which those seeking indemnification may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise.

     Article VI of the Registrant's Amended and Restated By-laws provides that the Registrant shall indemnify any director, officer or employee who is a party or is threatened to be made a party to any action, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Registrant) by reason of the fact that he is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Registrant as a director, officer, employee or agent of another corporation, against expenses (including attorneys' fees). Article VI also provides that the Registrant shall indemnify any director, officer or employee who is a party to any threatened action by or in the right of the Registrant to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the Registrant, against expenses (including attorneys'

fees) incurred by him, except that no indemnification shall be made in respect of any claim as to which such person shall have been adjudged to be liable for negligence in the performance of his duty to the Registrant. In addition, similar indemnification is provided under Article VI for actions arising under the Employee Retirement Income Security Act of 1974, and in connection with matters arising under federal, state or local revenue or taxation laws.

     Section 102(b)(7) of the Delaware General Corporation Law permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for unlawful payments of dividends or unlawful stock repurchases, redemptions or other distributions or (iv) for any transaction from which the director derived an improper personal benefit. The Registrant's Amended and Restated Certificate of Incorporation provides for such limitation of liability to the fullest extent permitted by the Delaware General Corporation Law.



ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED

         None.

ITEM 8. EXHIBITS

Exhibit Number              Exhibit

     4.1 Premcor Inc. 2002 Special Stock Incentive Plan (Incorporated by reference to Exhibit 10.20 filed with The Premcor Refining Group Inc. ("PRG") Annual Report on Form 10-K for the year ended December 31, 2001 (File No. 001-11392)).

     4.2 Premcor Inc. 2002 Equity Incentive Plan (Incorporated by reference to Exhibit 10.19 filed with PRG's Annual Report on Form 10-K for the year ended December 31, 2001 (File No. 001-11392)).

     4.3 Premcor Inc. 1999 Stock Incentive Plan (Incorporated by reference to Exhibit 10.20 filed with PRG's Annual Report on Form 10-K for the year ended December 31, 1999 (File No. 1-11392)).

     4.4 Employment Agreement, dated as of January 30, 2002, of Thomas D. O'Malley (Incorporated by reference to Exhibit 10.13 filed with PRG's Annual Report on Form 10-K for the year ended December 31, 2001 (File No. 001-11392)).

     4.5 Letter Agreement, dated as of February 1, 2002, between Premcor Inc. and Wilkes McClave III (Incorporated by reference to Exhibit
               10.21 filed with PRG's Annual Report on Form 10-K for the year ended December 31, 2001 (File No. 001-11392)).

     4.6 Letter Agreement, dated as of February 1, 2002, between Premcor Inc. and Jefferson F. Allen (Incorporated by reference to Exhibit
               10.22 filed with PRG's Annual Report on Form 10-K for the year ended December 31, 2001 (File No. 001-11392)).

     5.1       Opinion of Simpson Thacher & Bartlett (filed herewith).

     23.1      Consent of Deloitte & Touche (filed herewith).

     23.2      Consent of Simpson Thacher & Bartlett (contained in Exhibit 5.1).

     24.1      Power of Attorney (filed herewith).

     99.1 Prospectus filed by Premcor Inc. pursuant to Rule 424(b) of the Securities Act on April 30, 2002, incorporated herein by reference pursuant to Item 3(a) (Registration No. 333-70314).

ITEM 9. UNDERTAKINGS.

A. (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

          (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933 (the "Act");

          (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

          (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) above do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Company pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this post-effective amendment.

               (2) That, for the purpose of determining any liability under the Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               (3) To remove from registration by means of a post-effective amendment any of the securities being registered hereby which remain unsold at the termination of the offering.

B. The Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of Registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

C. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of Registrant pursuant to the foregoing provisions, or otherwise, Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by Registrant of expenses incurred or paid by a director, officer or controlling person of Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act, as amended, Premcor Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement or amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Old Greenwich, CT on this 30th day of April, 2002.

                                                     PREMCOR INC.


                                                     By: /s/ Jeffrey N. Quinn
                                                         --------------------
                                                         Jeffry N. Quinn

                                                    Executive Vice President
                                                       and General Counsel

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement or amendment has been signed by the following persons in the capacities and on the date as indicated.

               SIGNATURE                                      TITLE                              DATE
               ---------                                      -----                              ----

                   *                        President, Chief Executive Officer and
-------------------------------------       Chairman of the Board (principal
          Thomas D. O'Malley                executive officer)                               April 30, 2002


       /s/ William E. Hantke                Executive Vice President and Chief
-------------------------------------       Financial Officer (principal financial
           William E. Hantke                officer)                                         April 30, 2002

      /s/ Dennis R. Eichholz
-------------------------------------       Senior Vice President - Finance and
          Dennis R. Eichholz                Controller (principal accounting officer)        April 30, 2002

                   *
-------------------------------------
            David I. Foley                  Director                                         April 30, 2002

                   *
-------------------------------------
          Robert L. Friedman                Director                                         April 30, 2002

                   *
-------------------------------------
           Richard C. Lappin                Director                                         April 30, 2002

                   *
-------------------------------------
           Stephen I. Chazen                Director                                         April 30, 2002

                   *
-------------------------------------
           Marshall A. Cohen                Director                                         April 30, 2002

                   *
-------------------------------------
          Jefferson F. Allen                Director                                         April 30, 2002


-------------------------------------
          Wilkes McClave III                Director                                         ________, 2002

*By: /s/ Jeffrey N. Quinn
-------------------------------------
           Jeffry N. Quinn
           Attorney-in-Fact

                                INDEX TO EXHIBITS

Exhibit Number              Exhibit

     4.1 Premcor Inc. 2002 Special Stock Incentive Plan (Incorporated by reference to Exhibit 10.20 filed with The Premcor Refining Group Inc. ("PRG") Annual Report on Form 10-K for the year ended December 31, 2001 (File No. 001-11392)).

     4.2  Premcor Inc. 2002 Equity Incentive Plan (Incorporated by reference to
          Exhibit 10.19 filed with PRG's Annual Report on Form 10-K for the year ended December 31, 2001 (File No. 001-11392)).

     4.3  Premcor Inc. 1999 Stock Incentive Plan (Incorporated by reference to
          Exhibit 10.20 filed with PRG's Annual Report on Form 10-K for the year ended December 31, 1999 (File No. 001-11392)).

     4.4 Employment Agreement, dated as of January 30, 2002, of Thomas D. O'Malley (Incorporated by reference to Exhibit 10.13 filed with PRG's Annual Report on Form 10-K for the year ended December 31, 2001 (File No. 001-11392)).

     4.5 Letter Agreement, dated as of February 1, 2002, between Premcor Inc. and Wilkes McClave III (Incorporated by reference to Exhibit 10.21 filed with PRG's Annual Report on Form 10-K for the year ended December 31, 2001 (File No. 001-11392)).

     4.6 Letter Agreement, dated as of February 1, 2002, between Premcor Inc. and Jefferson F. Allen (Incorporated by reference to Exhibit 10.22 filed with PRG's Annual Report on Form 10-K for the year ended December 31, 2001 (File No. 001-11392)).

     5.1  Opinion of Simpson Thacher & Bartlett (filed herewith)

     23.1 Consent of Deloitte & Touche (filed herewith).

     23.2 Consent of Simpson Thacher & Bartlett (contained in Exhibit 5.1).

     24.1 Power of Attorney (filed herewith).

     99.1 Prospectus filed by Premcor Inc. pursuant to Rule 424(b) of the Securities Act on April 29, 2002, incorporated herein by reference pursuant to Item 3(a) (Registration No. 333-70314).